Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY CORPORATION
REPORTS RECORD REVENUES FOR FISCAL 2005

Company Recaps Fiscal 2005, Provides Business Update

(SAN DIEGO, CA, December 29, 2005) - American Technology Corporation (ATC) (Nasdaq: ATCO), an innovator of directed sound products and technologies, today reported record revenues for its fiscal year 2005, ended September 30, 2005. Revenues for fiscal 2005 increased nearly 77% to $10.2 million compared to $5.8 million in fiscal 2004. The company’s government/force protection systems group and commercial products group generated revenues of $9.3 million and $0.9 million, respectively.

Gross profit for the fiscal year ended September 30, 2005 increased nearly 100% to $4.6 million for the fiscal year compared to $2.3 million for fiscal year 2004. Net loss for fiscal year 2005 totaled $9.1 million compared to a net loss of $6.0 million for fiscal year 2004. Net loss attributable to common stockholders, which includes non-cash dividend requirements on preferred stock, was $(0.50) per share compared to $(0.37) per share last fiscal year.

MANAGEMENT COMMENTARY
“While making a major transition from focusing on research and development of new directed sound technologies to sales, marketing and licensing of our products and technologies, we achieved record fiscal year revenues,” said John Zavoli, president, chief operating officer and interim chief financial officer of American Technology Corporation. “While this transition has been challenging, we are working successfully with U.S. and international companies and organizations to create new markets and integrate our directed sound products and technologies into digital signage networks and other commercial and military/government applications.”

“This past year, we completed the productization of four proprietary directed sound technologies, recording revenues from each,” continued Zavoli. “Our HSS® H-450 is gaining acceptance from digital signage and networked narrowcasting display providers as in-store networks proliferate in retail chains throughout the U.S. and abroad. Our government and force protection systems group revenues were 93% higher than last year and we have added new LRAD™ and NeoPlanar® products and accessories for our customers. With key additions to our executive management team over the last two months, we believe we are refining our approach to the sales, marketing and licensing of directed sound to expand our leadership position in this untapped market.”

“I came to ATC because I firmly believe there are many world-wide market opportunities where directed sound products can be very successful,” Zavoli commented. “We believe our accomplishments during this past fiscal year demonstrate that our products are at price and performance points to attract serious market interest. Accelerating our product sales and revenue growth will require organizational discipline, improved customer focus, and a new, sustained marketing push of our company and products. We are focused on these areas of our business while also containing costs.”

“We expect fiscal 2006 revenues will surpass fiscal 2005 revenues,” Zavoli concluded. “Next quarter and throughout 2006, we look forward to announcing agreements and orders for our directed sound products, and to presenting and implementing new and substantially improved marketing of ATC and our full line of directed sound products and technologies.”

HIGHLIGHTS AND ANNOUNCEMENTS FOR FISCAL/CALENDAR 2005
•	Invested $4.6 million in research and development in fiscal 2005 resulting in:
o	Introduction of HSS H-450 directed sound system for the digital signage market
o	Creation of our Sound Sentinel™ NeoPlanar-based product designed for Tyco/ADT Security Systems for the mass notification market
o	Development and introduction of LRAD500™ (formerly known as MRAD™) for portable hailing and warning applications
o	Using feedback from 3 years of successful LRAD deployments in harsh desert environments in Iraq and in waters around the Middle East to further harden and improve LRAD for future military applications
o	Innovation of a new and economical approach to directed sound warnings, our Sound Vector™ technology
o	Production of new Sound Saber™ product, based on hardened NeoPlanar technology, for providing audio intelligibility in challenging acoustic environments
o	Improvements to our directed sound products and technologies, expansion of our patent portfolio and development of accessories making existing products adaptable to growing market applications

•	Achieved important new orders including:
o	Over $7 million in LRAD orders shipped to the U.S. Army and U.S. Navy in fiscal 2005
o	Multi-million dollar HSS H-450 purchase agreement from IBN for their in-store media network located in select first tier retail chains
o	$356,000 Sound Sentinel order from Tyco/ADT Security Systems shipped in fiscal 2005
o	Initiated shipping over $1 million in new commercial LRAD and U.S. Navy NeoPlanar orders in December 2005 (fiscal 2006)

•	Improved existing and developed new distribution and licensing channels including:
o	Strengthened our LRAD distribution arrangement with ADS
o	Signed a distribution partnership with U.S. Audio Video Group
o	Developed an important Sound Vector licensing agreement with ECCO Group
o	Created new HSS product line distribution through an agreement with ActiveLight

•	Corporate developments and activities included:
o	Appointed John Zavoli as president and chief operating officer, and interim chief financial officer
o	Closed $14 million institutional financing
o	Increased national and international awareness of LRAD as a result of an LRAD’s successful deployment in defending a luxury cruise ship off the coast of Somalia in November 2005

About American Technology Corporation
American Technology Corporation is Shaping the Future of Sound® through its proprietary directed sound products and technologies which include: the award-winning HSS® (HyperSonic® Sound technology); LRAD™ (Long Range Acoustic Device) products family; NeoPlanar® products family; Sound Vector™ technology; and others. ATC is establishing a strong portfolio of patents, trademarks, and intellectual property including over 320 U.S. and foreign patents and pending patent applications to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:
Investor relations:	Media inquiries:
Robert Putnam	Don Mathias
(858) 679-3168	(949) 855-4520
robert@atcsd.com	dwmath@aol.com

AMERICAN TECHNOLGOY CORPORATION
Condensed Statements of Operations
(000's omitted except per share amounts)

	Years Ended September 30,
	2005	2004

Total revenues	10,195	5,753
Cost of revenues	5,624	3,470
Gross profit	4,571	2,283

Operating expenses:
Selling, general and administrative	9,333	5,310
Research and development	4,622	2,989
Total operating expenses	13,955	8,299

Loss from operations	(9,384)	(6,016)

Other income (expense):
Interest income	84	58
Interest expense	(837)	(3)
Gain (loss) on asset disposition		-
Unrealized gain on derivative revaluation	1,233	-
Warrant impairment expense	(183)	-
Other	-	-
Total other income (expense)	297	55

Net loss	(9,087)	(5,961)
Dividend requirements on convertible preferred stock	1,796	1,365
Net loss available to common stockholders	$(10,883)	$(7,326)
Net loss per share of common stock - basic and diluted	$(0.50)	$(0.37)
Average weighted number of common shares outstanding	21,570,002	19,603,265

AMERICAN TECHNOLOGY CORPORATION
Condensed Balance Sheets
(000's omitted except per share amounts)

	September 30,
	2005	2004
ASSETS
Current Assets:
Cash	$10,348	$4,179
Accounts Receivable	880	927
Inventories	1,800	651
Prepaid expenses and other	201	156
Total current assets	13,229	5,913
Equipment, net	607	453
Patents, net	1,373	1,279
Total assets	$15,209	$7,645

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,985	$1,300
Accrued liabilities:	1,224	1,129
Derivative warrant instrument	282	-
Capital lease short-term portion	12	11
Total current liabilities	3,503	2,440
Long-Term Liabilities:	-
Derivative warrant instrument	1,564
Capital lease long-term portion	-	12
Total liabilities	5,067	2,452
Total stockholders' equity	10,142	5,193
Total liabilities and stockholders' equity	$15,209	$7,645